Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Third Quarter Fiscal Year 2022 Financial Results

Achieves Record Bookings and Revenue with SaaS ARR Approaching $100 Million

Product Backlog Exceeds $425 Million

Expects FY23 Revenue Growth of 10-15%, Accelerating to Mid-Teens Through 2025

Morrisville, NC, April 27, 2022 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its third fiscal quarter ended March 31, 2022.

Fiscal Third Quarter Results:

•	Revenue $285.5 million, up 13% year-over-year, and up 2% quarter-over-quarter
•	SaaS ARR* $97 million, up 54% year-over-year, and up 10% quarter-over-quarter
•	GAAP EPS $0.10, up from $0.03 in Q3 last year
•	Non-GAAP EPS $0.21, up from $0.16 in Q3 last year
•	GAAP gross margin 56.5% compared to 58.7% in Q3 last year
•	Non-GAAP gross margin 58.0% compared to 61.5% in Q3 last year
•	GAAP operating margin 6.1% compared to 4.4% in Q3 last year
•	Non-GAAP operating margin 12.5% compared to 11.3% in Q3 last year
•	Net cash provided by operating activities of $1.6 million
•	Free Cash Flow of ($2.9) million

“The robust spending environment for enterprise networking and 5G infrastructure is contributing to unprecedented bookings growth at Extreme.  Our strong competitive position and the fact that we are taking market share is evident in our record-setting quarterly product revenue backlog of over $425 million. It is also evident in the accelerated adoption of our cloud solutions across all our industry verticals and geos, resulting in 54% growth in our SaaS ARR to nearly $100 million exiting Q3,” stated Ed Meyercord, President and CEO of Extreme.

“While near term supply chain constraints have worsened and will persist through FY23, we were able to deliver on the quarter and secure firm commitments from our suppliers. This gives us confidence in our fourth quarter guide and our ability to significantly increase our revenue growth outlook for FY23 and through FY25.  Our product lead times are among the lowest in the industry and we have complete visibility into the specific customer projects that make up our product order backlog.  We believe supply constraints will alleviate towards the end of FY23, and expect to unleash unprecedented growth in revenue, cash flow and earnings as constraints ease. In addition, our WAN Edge solutions will help sustain our strong subscription growth outlook,” concluded Meyercord.

Extreme’s Chief Financial Officer Remi Thomas, added, “Following another quarter of solid execution, we reiterate our FY22 outlook for double-digit revenue growth and double-digit operating margin. As we turn towards the next several years, we believe sustained demand for our cloud solutions and record backlog will fuel accelerated long-term growth. We expect FY23 revenue growth of 10-15%, accelerating to a mid-teens range and non-GAAP gross margin of 64-66% through FY25. We will provide a detailed update to our long-term financial model at our upcoming Investor Day on May 18.”

Recent Key Highlights:

•

In partnership with NetNordic, Extreme established one of the largest existing cloud-managed network infrastructures in Borås Stad, Sweden, transforming the municipality into a smart city. The new, secure Wi-Fi 6 network delivers reliable coverage, improved network capacity, and faster data speeds across the city's services while automating and simplifying network management for the IT team.

•

Marriott Hotel Group Greater China was looking to improve connectivity across its offices and hotels to deliver a state-of-the-art guest experience and support digital amenities like internet-connected elevators. They selected Extreme to deliver easy to deploy and easy to manage wired and wireless solutions, allowing the IT team to focus on value-driven initiatives instead of time-consuming manual tasks and troubleshooting.

•

Extreme announced that King-Chavez Neighborhood of Schools, the School District of Elmbrook, and Smith Vocational and Agricultural High School, have selected Extreme to help improve student and teacher experiences and streamline school IT operations. As schools increase their use of technology with virtual learning, STEM, online learning resources, and other initiatives, Extreme helps remove the complexity from network upgrades, delivering high-capacity connectivity, centralized management, and improved network visibility.

•

Stadium deployment plans have been approved for Major League Baseball teams including the Cincinnati Reds, Cleveland Guardians, Miami Marlins, San Diego Padres, and St. Louis Cardinals. Extreme plans on outfitting each stadium with infrastructure including fan-facing Wi-Fi and robust analytics, enabling improved connectivity and greater insights into network activity that teams can use to create new fan experiences and simplify ballpark operations.

•

Extreme will host an in-person investor day on May 18, 2022, at the headquarters of Major League Baseball (MLB) in New York City. The in-person event will begin at 8:30 a.m. ET and will include executive presentations, special guests, and hands-on demonstrations. For more information or to register for the in-person or livestreamed event, visit: https://learn.extremenetworks.com/Investor-Day-May2022.html

Fiscal Q3 2022 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	March 31, 2022	March 31, 2021	Change
Product	$198.4	$176.3	$22.1	12%
Service and subscription	87.1	77.1	10.0	13%
Total net revenue	$285.5	$253.4	$32.1	13%
Gross margin	56.5%	58.7%	(2.2)%	—
Operating margin	6.1%	4.4%	1.7%	—
Net income	$12.8	$3.5	$9.3	266%
Net income per diluted share	$0.10	$0.03	$0.07	233%

	Non-GAAP Results
	Three Months Ended
	March 31, 2022	March 31, 2021	Change
Product	$198.4	$176.3	$22.1	12%
Service and subscription	87.1	77.1	10.0	13%
Total net revenue	$285.5	$253.4	$32.1	13%
Gross margin	58.0%	61.5%	(3.5)%	—
Operating margin	12.5%	11.3%	1.2%	—
Net income	$27.4	$20.7	$6.7	33%
Net income per diluted share	$0.21	$0.16	$0.05	31%

•

Q3 ending cash balance was $166.6 million, a decrease of $7.0 million from the end of Q2. This was primarily driven by the cash usage of $3.8 million for financing activities and $4.5 million for capital expenditures, partially offset by operating cash flow generation of $1.6 million.

•

Q3 accounts receivable balance was $163.0 million, an increase of $29.7 million from the end of Q2 and an increase of $32.4 million from Q3 last year. Days sales outstanding was 51 days, an increase of 7 days from Q2 and an increase of 5 days from Q3 last year.

•

Q3 ending inventory was $37.7 million, an increase of $0.5 million from Q2 and a decrease of $6.2 million from Q3 last year. The quarter-over-quarter increase was primarily driven by an increase in finished goods inventory. The year-over-year decrease in inventory largely reflects improved demand planning, SKU rationalization and higher inventory turnover. In addition, supply constraints in the recent quarters have contributed to the reduction in inventory year-over-year.

•

Q3 ending gross debt** was $315.8 million, a decrease of $7.1 million from the prior quarter. The $35.8 million decrease from Q3 last year resulted primarily from principal payments on our term loan. Q3 ending net debt*** was $149.2 million, a decrease of $0.2 million from $149.4 million in Q2.

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, plant and equipment.  Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in thousands):

Free Cash Flow	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Cash flow provided by operations	$1,573	$24,725	$64,055	$87,496
Less: Property and equipment capital expenditures	(4,477)	(4,279)	(11,130)	(12,318)
Total free cash flow	$(2,904)	$20,446	$52,925	$75,178

*SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring value of customer contracts at the end of a reporting period. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers. SaaS ARR represents the projected annualized revenue run-rate of active ExtremeCloud™ IQ (XIQ) and other subscription contracts, at the end of a reporting period.  Each contract (either fulfilled or yet to be fulfilled) is annualized by dividing the contract value by the number of months in the contract term and then multiplying by 12. Calculated SaaS ARR for each contract is then aggregated to arrive at total SaaS ARR. SaaS ARR should be viewed independently of revenue and does not represent our revenue under U.S. GAAP on an annualized basis. It is an operating metric that can be impacted by contract start and end dates, bookings changes and renewal rates. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

**Gross Debt: Gross debt is defined as long-term and current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

***Net Debt is defined as gross debt minus cash, as shown in the table below (in millions):

Gross debt	Cash	Net debt
$315.8	$166.6	$149.2

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its fourth quarter of fiscal 2022, ending June 30, 2022, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ4'22 Guidance – GAAP
Total net revenue	$265.0	$275.0
Gross margin	55.5%	57.4%
Operating expenses	$138.6	$142.9
Operating margin	3.1%	5.5%
Net income	$2.4	$9.3
Net income per diluted share	$0.02	$0.07
Shares outstanding used in calculating GAAP EPS	134.2	134.2
FQ4’22 Guidance – Non - GAAP
Total net revenue	$265.0	$275.0
Gross margin	57.0%	59.0%
Operating expenses	$126.9	$130.9
Operating margin	9.1%	11.4%
Net income	$16.7	$23.9
Net income per diluted share	$0.12	$0.18
Shares outstanding used in calculating non-GAAP EPS	134.2	134.2

The following table shows the GAAP to non-GAAP reconciliation for Q4 FY’22 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	55.5% - 57.4%	3.1% - 5.5%	$0.02 - $0.07
Estimated adjustments for:
Amortization of product intangibles	1.1%	1.1%	0.02
Share-based compensation	0.2%	3.9%	0.08
Restructuring	—	0.1%	0.00
Acquisition and integration costs	—	0.3%	0.01
Amortization of non-product intangibles	0.3%	0.5%	0.01
Tax effect of non-GAAP adjustments	—	—	(0.01)
Non-GAAP	57.0% -59.0%	9.1% - 11.4%	$0.12 - $0.18

        The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the third fiscal quarter results as well as the business outlook for the fourth quarter ending June 30, 2022, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. The conference call may also be heard by dialing 1 (877) 303-9826 or international 1 (224) 357-2194 with Conference ID # 5484548. Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing 1 (855) 859-2056 or international 1 (404) 537-3406. Conference ID # 5484548. The encore recording will be available for at least 7 days following the call.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, amortization of intangibles, and restructuring charges.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to supply chain disruptions and component availability; the company’s failure to achieve targeted financial metrics and forecasted demand from end customers; a highly competitive business environment for network switching equipment and cloud management of network devices; the company’s effectiveness in controlling expenses; the possibility that the company might experience delays in the development or introduction of new technology and products; customer response to the company’s new technology and products; risks related to pending or future litigation; macroeconomic and political and geopolitical factors including the Russia/Ukraine conflict; a dependency on third parties for certain components and for the manufacturing of the company’s products; and the impacts of COVID-19 specifically shutdowns in Asia, and any worsening of the global business and economic environment as a result, on the company’s business.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021, Quarterly Report on form 10-Q for the quarter ended September 30, 2021 and December 31, 2021 , and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov).  As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash	$166,566	$246,894
Accounts receivable, net	162,967	156,476
Inventories	37,738	32,885
Prepaid expenses and other current assets	79,605	51,340
Total current assets	446,876	487,595
Property and equipment, net	49,365	55,004
Operating lease right-of-use assets, net	28,164	36,927
Intangible assets, net	36,689	36,038
Goodwill	400,144	331,159
Other assets	63,606	63,370
Total assets	$1,024,844	$1,010,093
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs of $2,305 and $2,404, respectively	$30,945	$23,721
Accounts payable	68,504	60,142
Accrued compensation and benefits	45,151	71,610
Accrued warranty	10,576	11,623
Current portion, operating lease liabilities	15,804	18,743
Current portion, deferred revenue	222,380	212,412
Other accrued liabilities	64,430	57,449
Total current liabilities	457,790	455,700
Deferred revenue, less current portion	150,030	133,172
Long-term debt, less current portion, net of unamortized debt issuance costs of $2,986 and $4,760, respectively	279,514	315,865
Operating lease liabilities, less current portion	23,919	32,515
Deferred income taxes	7,956	3,828
Other long-term liabilities	6,372	14,545
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 139,115 and 133,279 shares issued, respectively; 130,689 and 126,682 shares outstanding, respectively	139	133
Additional paid-in-capital	1,108,013	1,078,602
Accumulated other comprehensive loss	(1,320)	(2,811)
Accumulated deficit	(939,482)	(978,343)
Treasury stock at cost, 8,426 and 6,597 shares, respectively	(68,087)	(43,113)
Total stockholders’ equity	99,263	54,468
Total liabilities and stockholders’ equity	$1,024,844	$1,010,093

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Net revenues:
Product	$198,373	$176,334	$574,636	$503,575
Service and subscription	87,135	77,066	259,489	227,755
Total net revenues	285,508	253,400	834,125	731,330
Cost of revenues:
Product	92,582	76,442	264,459	223,842
Service and subscription	31,568	28,145	93,919	83,465
Total cost of revenues	124,150	104,587	358,378	307,307
Gross profit:
Product	105,791	99,892	310,177	279,733
Service and subscription	55,567	48,921	165,570	144,290
Total gross profit	161,358	148,813	475,747	424,023
Operating expenses:
Research and development	49,615	48,909	145,461	147,619
Sales and marketing	72,840	70,898	213,932	201,955
General and administrative	17,714	16,023	52,594	48,844
Acquisition and integration costs	2,833	—	6,456	1,975
Restructuring and related charges	407	425	978	2,121
Amortization of intangibles	638	1,406	2,596	4,704
Total operating expenses	144,047	137,661	422,017	407,218
Operating income	17,311	11,152	53,730	16,805
Interest income	109	81	302	281
Interest expense	(2,794)	(5,594)	(9,750)	(18,325)
Other income (expense), net	54	269	297	(1,572)
Income (loss) before income taxes	14,680	5,908	44,579	(2,811)
Provision for income taxes	1,856	2,436	5,718	5,579
Net income (loss)	$12,824	$3,472	$38,861	$(8,390)

Basic and diluted income (loss) per share:
Net income (loss) per share - basic	$0.10	$0.03	$0.30	$(0.07)
Net income (loss) per share - diluted	$0.10	$0.03	$0.29	$(0.07)

Shares used in per share calculation - basic	129,913	124,788	129,321	123,252
Shares used in per share calculation - diluted	133,415	129,988	133,779	123,252

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net Income (loss)	$38,861	$(8,390)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	15,324	17,801
Amortization of intangible assets	15,670	24,501
Reduction in carrying amount of right-of-use asset	11,641	12,129
Provision for doubtful accounts	(3)	270
Share-based compensation	32,630	27,595
Deferred income taxes	228	741
Non-cash interest expense	3,611	3,195
Other	41	2,770
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(5,068)	(8,101)
Inventories	(4,925)	11,869
Prepaid expenses and other assets	(28,054)	(7,908)
Accounts payable	8,481	7,900
Accrued compensation and benefits	(28,227)	351
Operating lease liabilities	(14,524)	(14,983)
Deferred revenue	16,725	27,233
Other current and long-term liabilities	1,644	(9,477)
Net cash provided by operating activities	64,055	87,496
Cash flows from investing activities:
Capital expenditures	(11,130)	(12,318)
Business acquisition, net of cash acquired	(69,517)	—
Net cash used in investing activities	(80,647)	(12,318)
Cash flows from financing activities:
Payments on debt obligations	(31,000)	(69,250)
Repurchase of common stock	(24,974)	—
Payments for tax withholdings, net of proceeds from issuance of common stock	(3,213)	7,167
Payment of contingent consideration obligations	(1,024)	(1,298)
Deferred payments on an acquisition	(3,000)	(3,000)
Net cash used in financing activities	(63,211)	(66,381)

Foreign currency effect on cash	(525)	470

Net (decrease) increase in cash	(80,328)	9,267

Cash at beginning of period	246,894	193,872
Cash at end of period	$166,566	$203,139

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value.  In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, amortization of intangibles, restructuring charges, and the tax effect of non-GAAP adjustments.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan.  Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, legal and professional fees related to the acquisition of Aerohive Networks and Ipanema. Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges primarily consist of severance costs for employees which have no benefit to continuing operations and impairment of right-of-use assets, long-lived assets and other charges related to excess facilities. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation.  We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits.  The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.2%.

Non-GAAP provision for income taxes may be higher or lower depending on the level and jurisdictional mix of pre-tax income and available U.S. research and development tax credits.  As of the tax year ended June 30, 2021, we had U.S. federal net operating loss carryforwards of $242 million, state net operating loss carryforwards of $156 million and Irish net operating losses of $15 million.  These amounts were reflected in our requisite tax filings for each jurisdiction for the tax year ended June 30, 2021. We anticipate utilization of a portion of these net operating losses in each of the jurisdiction for the tax year ended June 30, 2022, however, we do not expect to pay substantial taxes on a GAAP basis in the U.S. in the near term due to our net operating loss carryforward balances.  Over the near term, most of our cash taxes will continue to be mainly driven by the tax expense of our foreign subsidiaries which amounts have not historically been significant, with the exception of the Company’s Irish operating company which fully utilized available net operating loss carryforwards during fiscal 2021.  We also believe our long-term effective GAAP tax rate will be lower than the U.S. statutory rate based upon our established tax structure.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Revenues - GAAP	$285,508	$253,400	$834,125	$731,330

Non-GAAP Gross Margin	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Gross profit - GAAP	$161,358	$148,813	$475,747	$424,023
Gross margin - GAAP percentage	56.5%	58.7%	57.0%	58.0%
Adjustments:
Share-based compensation expense	634	709	1,960	2,092
Acquisition and integration costs	—	—	—	10
Amortization of intangibles	3,620	6,431	13,020	19,697
Total adjustments to GAAP gross profit	$4,254	$7,140	$14,980	$21,799
Gross profit - non-GAAP	$165,612	$155,953	$490,727	$445,822
Gross margin - non-GAAP percentage	58.0%	61.5%	58.8%	61.0%

Non-GAAP Operating Income	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
GAAP operating income	$17,311	$11,152	$53,730	$16,805
GAAP operating income percentage	6.1%	4.4%	6.4%	2.3%
Adjustments:
Share-based compensation expense, cost of revenues	634	709	1,960	2,092
Share-based compensation expense, R&D	2,446	2,414	7,568	7,380
Share-based compensation expense, S&M	3,832	3,150	11,267	9,036
Share-based compensation expense, G&A	3,941	2,925	11,835	9,087
Acquisition and integration costs	2,833	—	6,456	1,985
Restructuring charges, net of reversals	407	425	978	2,121
Amortization of intangibles	4,258	7,837	15,616	24,401
Total adjustments to GAAP operating income	$18,351	$17,460	$55,680	$56,102
Non-GAAP operating income	$35,662	$28,612	$109,410	$72,907
Non-GAAP operating income percentage	12.5%	11.3%	13.1%	10.0%

Non-GAAP net income	Three Months Ended		Nine Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
GAAP net income (loss)	$12,824	$3,472	$38,861	$(8,390)
Adjustments:
Share-based compensation expense	10,853	9,198	32,630	27,595
Acquisition and integration costs	2,833	—	6,456	1,985
Restructuring charge, net of reversal	407	425	978	2,121
Amortization of intangibles	4,258	7,837	15,616	24,401
Tax effect of non-GAAP adjustments	(3,760)	(259)	(10,740)	(94)
Total adjustments to GAAP net income (loss)	$14,591	$17,201	$44,940	$56,008
Non-GAAP net income	$27,415	$20,673	$83,801	$47,618

Earnings per share
Non-GAAP net income per share-diluted	$0.21	$0.16	$0.63	$0.38

Shares used in net income per share - diluted:
GAAP Shares used in per share calculation - basic	129,913	124,788	129,321	123,252
Potentially dilutive equity awards	3,502	5,200	4,458	2,855
GAAP and Non-GAAP shares used in per share calculation - diluted	133,415	129,988	133,779	126,107